Melissa Michaels Melissa Michaels 3 19 2005-05-03T14:26:00Z 2005-10-20T15:35:00Z 2005-10-20T15:36:00Z 2 348 1986 Leech Tishman Fuscaldo & Lampl 16 3 2438 9.6926 2.85 pt 2

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:á October 19, 2005

Innovative Designs, Inc.

(Exact Name of registrant as specified in its Charter)

Delaware

(State of Incorporation)

333-103746

Commission File No.

03-0465528

(IRS Employer Identification No.)

223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215

(Address of principal executive offices)áá (Zip Code)

RegistrantÆs telephone numberá (412) 799-0350

All correspondence to:

Eric S. Gillen, Esquire

Leech Tishman Fuscaldo & Lampl, LLC

Citizens Bank Building, 30th Floor

525 William Penn Place

Pittsburgh, Pennsylvania 15219

(412) 261-1600 Telephone

(412) 227-5551 Facsimile

Item 1.á ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 7, 2005, Innovative Designs, Inc. (the ôCompanyö) entered into a Personal Services Agreement (the ôAgreementö) with Jose Wejebe (ôWejebeö), whereby the Company agreed to design and manufacture a line of fishing and outdoor apparel that will be known as the ôJose Wejebe Spanish Fly Fishing Apparelö (the ôFly Fishing Apparelö).á The initial term of the Agreement is three (3) years and will automatically renew for another three (3) year term, not to exceed ten (10) three (3) year terms, unless either party terminates the Agreement.

Wejebe agreed to permit the Company to utilize his name, image, likeness, reputation, signature, history and other personal characteristics in order to communicate WejebeÆs endorsement, use and involvement with the Fly Fishing Apparel.á Wejebe also agreed to make himself available, at his discretion, to appear in person at various locations and/or functions to promote the Fly Fishing Apparel.

The Company agreed to compensate Wejebe by transferring four hundred thousand (400,000) shares of Innovative Designs, Inc. stock to Wejebe.á The Company will also provide Wejebe with a royalty on all revenues received by the Company from the sale of Fly Fishing Apparel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:áá áááááááááá 10/19/05ááááááááá

ááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááá Innovative Designs, Inc.

ááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááá ááááááááááá /s/á Joseph Riccelliáááááááááááááááááá

ááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááá By:á Joseph Riccelli

ááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááááá Title:á Chief Executive Officer